Exhibit 10.7

STANCORP FINANCIAL GROUP, INC.

2002 STOCK INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

Pursuant to the 2002 Stock Incentive Plan, as amended (the “Plan”), of StanCorp Financial Group, Inc., an Oregon corporation (the “Company”), the Company hereby grants to                                  (the “Optionee”) on the terms and conditions of this Agreement, the right and option (the “Option”) to purchase all or any part of              shares (the “Shares”) of the Company’s common stock at a purchase price of              per share. By accepting this Option grant through the on-line system used by the Company to administer the Plan, the Optionee agrees to all of the terms and conditions of the Option grant. The Company and the Optionee agree as follows:

1.	The Option is not intended to be an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and therefore is a Non-Statutory Stock Option.

2.	The terms and conditions of the Plan, a copy of which is attached hereto, are hereby incorporated into and made a part of this Agreement.

3.	The Vesting Reference Date for this Option is . Until this Option expires or is earlier terminated as provided in the Plan, the Option may be exercised from time to time to purchase shares as to which it has become exercisable. This Option shall become exercisable in four equal installments on the first four anniversaries of the Vesting Reference Date.

4.	The Grant Date for this Option is . Unless earlier terminated as provided in the Plan, this Option shall continue in effect for ten (10) years from the Grant Date, and therefore shall expire if not exercised on or before .

5.	The Option may not be assigned or transferred by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

6.	No rights or privileges of a stockholder in the Company are conferred by reason of the granting of this Option. Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the option price fully paid with respect to the portion of the Option exercised.

7.	This Agreement, together with the Plan, constitutes the complete and entire agreement concerning this Option between the parties.

STANCORP FINANCIAL GROUP, INC.

By: